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                                                                   Exhibit 10.42

(HYBRIDON LETTERHEAD)

                                 April 18, 2003

PrimeCorp Finance S.A.
17, avenue George V
75008 Paris-France
Attn: Robert Sursock

Pillar Investment Limited
4, rue de Cerisoles
75008 Paris-France
Attn: Youssef El Zein

Gentlemen:

         This letter sets forth the terms and conditions of the engagement of PrimeCorp Finance S.A. ("PrimeCorp") and Pillar Investment Limited ("Pillar" and together with PrimeCorp, the "Advisors") as non-exclusive financial advisors to Hybridon, Inc. (the "Company") in connection with the arrangement and negotiation of a private placement of the Company's securities outside of the United States (the "Transaction"). The Advisors, in their capacity as financial advisors for the Company, will identify potential non-U.S. investors and, subject to the Company's prior written approval, contact such potential investors on behalf of the Company and provide such other services in connection with the Transaction as the Company may from time to time reasonably request.

         Neither of the Advisors shall contact or initiate any discussions with any party or prospective investor without first identifying such party or prospective investor to the Company and obtaining the Company's prior written approval to make such contact or initiate such discussions (such parties and prospective investors that are approved by the Company, as well as those listed on Exhibit A hereto which shall be deemed to have been approved by the Company, are referred to herein as the "Approved Investors"). Neither Advisor shall have authority under this letter to bind the Company in any way to any party, and nothing contained in this letter shall require the Company to accept the terms of any proposal or undertake any other action that would result in the receipt by the Advisors of a fee hereunder.

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         Each of the Advisors represents, warrants and covenants to the Company that:

                  (a) It shall not offer, offer to sell or sell any securities of the Company on the basis of any written communications or documents relating to the Company or its business other than written materials furnished by the Company or previously approved by the Company in writing, including without limitation the Company's filings under the Securities Exchange Act of 1934, as amended (the "Offering Materials"). No communications (whether oral or written) or documents relating to the Company or its business made or delivered by such Advisor shall be inconsistent with the Offering Materials.

                  (b) It shall not offer, offer to sell or sell any securities of the Company to any investor in the United States or to any United States person outside the United States.

                  (c) It shall not engage in any form of general solicitation or general advertising which is prohibited by Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Transaction or any directed selling efforts in the United States (as such term is defined in Regulation S ("Regulation S") promulgated under the Securities Act). In addition, such Advisor shall not take any action that might reasonably be expected to jeopardize the availability for the Transaction of the exemption from registration provided by Regulation S or the qualification of securities of the Company for offer and sale under any applicable foreign securities laws.

                  (d) It shall make reasonable inquiry to determine that each investor is acquiring the securities of the Company for his or its own account for investment.

                  (e) In the performance of its services hereunder, it shall comply with the U.S. securities laws and the securities laws in effect in any jurisdiction in which securities of the Company are offered by it and the rules, regulations and orders of any securities administrator existing or adopted thereunder.

                  (f) It shall not receive, directly or indirectly, any remuneration in respect of any issuance and sale by the Company of its securities in the United States or to any U.S. person.

         In the event a Transaction with Approved Investors is completed during the term of this letter, or during the period commencing on the termination or expiration of this letter and ending on March 31, 2004, the Company will (i) pay the Advisors, in the aggregate, a fee in an amount equal to 7% of the Aggregate Value (as defined below) of the Transaction received from Approved Investors and
(ii) issue to the Advisors a warrant or warrants (substantially in the form issued to Approved Investors in the Transaction, if applicable, and in any event including antidilution protection for stock splits and other similar events and other customary provisions as agreed by the Company and the Advisors; provided that the term of the warrant or warrants shall not exceed five years) to purchase, in the aggregate, such number of shares of common stock of

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the Company as is equal to 10% of the Issued Shares (as defined below) at an exercise price per share equal to the greater of (a) the exercise price of the warrants issued to Approved Investors in the Transaction, if applicable, and (b) the result obtained by dividing the Aggregate Value by the Issued Shares. The aggregate fee and warrants to be paid to the Advisors hereunder shall be allocated between the Advisors, and delivered by the Company, in accordance with written instructions executed by each of the Advisors and delivered to the Company not later than three business days prior to the closing of the Transaction. The Company shall have no liability or obligation whatsoever under this letter with respect to any investor or other purchaser of the Company's securities other than an Approved Investor.

         For the purposes of this letter, (i) the term "Aggregate Value" shall mean the total amount of cash and the fair market value of all other property paid by Approved Investors to the Company in consideration for the securities of the Company to be issued in the Transaction (excluding, however, any payment made in connection with the exercise of any warrants issued to the investors in the Transaction), and (ii) the term "Issued Shares" shall mean the total number of shares of common stock of the Company issued to the Approved Investors in the Transaction (assuming conversion of all securities (excluding warrants and other similar rights) issued to the Investors that are convertible into common stock).

         In addition to any fees payable to the Advisors under the terms of this letter, the Company agrees to reimburse the Advisors for their reasonable out-of-pocket expenses incurred in connection with the Advisors' activities under this letter, which shall not exceed $20,000, in the aggregate, without the Company's prior approval.

         The Company hereby acknowledges that, notwithstanding the representations, warranties and covenants set forth above, PrimeCorp has had discussions with certain U.S. entities listed on Exhibit B hereto (such U.S. entities or persons being referred to as the "Permitted U.S. Investors") regarding a private placement of the Company's securities. PrimeCorp hereby represents that it has fully complied with, and hereby covenants and agrees that it will continue to fully comply with, all applicable laws, including U.S. securities laws, with respect to a proposed investment in the Company's securities by the Permitted U.S. Investors, including without limitation Rule 15a-6 ("Rule 15a-6") under the Securities Exchange Act of 1934, as amended, to the extent applicable. PrimeCorp agrees that the Permitted U.S. Investors shall not be deemed "Approved Investors" hereunder and that the Company shall not have any liability or obligation to the Advisors in connection with any investment by the Permitted U.S. Investors in the Company's securities; provided, however, that notwithstanding the foregoing, non-U.S. affiliates of the Permitted U.S. Investors shall be deemed Approved Investors hereunder. The Company and PrimeCorp acknowledge that (i) the Company has engaged SCO Financial Group LLC ("SCO") as a non-exclusive financial advisor and placement agent in connection with the Transaction, (ii) it is contemplated that PrimeCorp will enter into an arrangement with SCO with respect to the Permitted U.S. Investors pursuant to which SCO shall pay to PrimeCorp a portion of any fee SCO receives from the Company in connection with the sale of securities to the Permitted U.S. Investors, if any, and (iii) if the sales of securities contemplated by clause
(ii) occur, such sales shall be facilitated by SCO and shall otherwise comply with all applicable U.S. securities laws, including without limitation Rule 15a-6. If the Company or PrimeCorp terminates it arrangements with SCO, the Company and/or PrimeCorp shall use reasonable

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efforts to identify a registered broker-dealer in the United States satisfactory to the Company which would be willing to participate in the Transaction with PrimeCorp in accordance with Rule 15a-6 and to engage such broker-dealer on terms comparable to the terms hereof which such broker-dealer would agree to allow PrimeCorp to participate in the Transaction in accordance with Rule 15a-6. PrimeCorp hereby agrees that it shall not, directly or indirectly, pay, or otherwise compensate Pillar or any of its affiliates in respect of any sale by the Company of its securities to the Permitted U.S. Investors.

         The Company agrees to indemnify the Advisors and each of their respective affiliates and directors, officers, employees, agents and controlling persons (each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, related to or arising out of the engagement of the Advisors pursuant to, and the performance by the Advisors of the services contemplated by, this letter and will, subject to the limitation set forth below, reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses, whether incurred in connection with third party claims or direct claims against the Company) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from an Indemnified Party's breach of this letter, bad faith, willful misfeasance, gross negligence or reckless disregard of its obligations or duties. No Indemnified Party shall settle any claim for which indemnification may be sought by him or it hereunder without the prior written consent of the Company. The Company's obligations to indemnify pursuant hereto shall be limited to the Indemnified Party's actual liabilities, losses, damages or expenses incurred and shall not include any consequential damages or damages for loss of business or reputation.

         The Company will have the right, at its option, to assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel reasonably satisfactory to each of the Advisors (the Advisors hereby agree that Hale and Dorr LLP is satisfactory to the Advisors) and the payment of the fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel.

         Upon receipt by an Indemnified Person of actual notice of a claim, action or proceeding against such Indemnified Person in respect of which indemnity may be sought hereunder, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by the way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person in respect of which indemnity may be sought hereunder. In any event, failure to notify the Company shall not relieve the Company from any

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liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been prejudiced by such failure.

         In the course of their services, each of the Advisors will have access to Confidential Information (as defined below) concerning the Company. Each Advisor agrees that all Confidential Information will be treated by the Advisor as confidential in all respects. The term "Confidential Information" shall mean all information, whether written or oral, which is disclosed by the Company or its affiliates, agents or representatives to the Advisor in connection with its role as financial advisor to the Company which is not in the public domain, but shall not include: (i) information which, prior to disclosure to the Advisor, was already in the Advisor's possession and was not otherwise subject to an obligation of confidentiality; (ii) information which is publicly disclosed other than by the Advisor in violation of this letter; (iii) information which is obtained by the Advisor from a third party that (x) the Advisor does not know to have violated, or to have obtained such information in violation of, any obligation to the Company or its affiliates with respect to such information, and (y) does not require the Advisor to refrain from disclosing such information; and (iv) information which is required to be disclosed by the Advisor or its outside counsel under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Advisor is subject; provided that, in such circumstance, the Advisor will give the Company prior written notice of such disclosure and cooperate with the Company to minimize the scope of any such disclosure. Each Advisor's obligation under this paragraph shall survive the expiration, termination or completion of this letter or the Advisor's engagement hereunder.

         The Advisors' engagement hereunder and this letter shall terminate on the earlier of (i) June 30, 2003 or (ii) written notice of termination by the Company to the Advisors or by the Advisors to the Company, it being understood that the provisions relating to the payment of fees and expenses, confidentiality and indemnification will survive any such termination, provided that if (i) the Company terminates this letter as a result of a failure by the Advisor to perform the services reasonably requested by the Company pursuant to this letter in a professional and businesslike manner, (ii) the Company terminates this letter as a result of a material breach by an Advisor of its obligations pursuant to this letter or (iii) the Advisors terminate this letter other than as a result of a material breach of this letter by the Company, the provisions relating to the payment of fees after termination of this letter shall not survive any such termination and the Company shall not have any further liability or obligation thereunder.

         This letter shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts. This letter constitutes the entire agreement of the parties with respect to the subject matter hereof.

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         If the foregoing is in accordance with your understanding, please confirm acceptance by signing and returning to us the duplicate of this letter attached herewith.

                                              Sincerely,

                                              HYBRIDON, INC.

                                              By: /s/ Stephen R. Seiler
                                                  ------------------------------
                                                  Name: Stephen R. Seiler
                                                  Title: Chief Executive Officer

AGREED AND ACCEPTED AS OF
THE DATE SET FORTH ABOVE BY:

PRIMECORP FINANCE S.A.

By: /s/ Robert Sursock
    _________________________________

    Title: __________________________

PILLAR INVESTMENT LIMITED

By: /s/ Youssef El-Zein
    _________________________________

    Title:  Director
           __________________________

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                                    EXHIBIT A

Approved Investors

Pillar Biotechnology S.A.

Non-US Affiliates of CIC Group, Inc.

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                                    EXHIBIT B

Permitted Investors

Anthem Venture Partners

CIC Group, Inc.

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